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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                      DAIMLER-BENZ VEHICLE TRUST 1996-A
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            (Exact name of registrant as specified in its charter)

              Delaware                                 13-3770955
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(State of incorporation of organization)    (I.R.S. Employer Identification No.)

   1201 North Market Street, Suite 1406        Wilmington, Delaware      19801
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 (Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(g) of the Act:

 Title of each class                        Name of each exchange on which each
 to be so registered                        class is to be registered

 NONE                                       NONE

Securities to be registered pursuant to section 12(g) of the Act:

                   5.85% Asset Backed Certificates, Class A
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                               (Title of class)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the
following box.   / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   / /

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The answer to this Item is contained under the caption "The Certificates" contained in the Prospectus as part of the Form S-1 Registration Statement of the Registrant, filed with the Commission under the Securities Act of 1933 on November 20, 1996 (the "Registration Statement").


ITEM 2. EXHIBITS.

1.   Specimen 5.85% Asset Backed Certificate, Class A. 1

2. Pooling and Servicing Agreement among Daimler-Benz Vehicle Receivables Corporation, Mercedes-Benz Credit Corporation and Citibank, N.A. dated as of November 1, 1996. 1

























      1 Incorporated by reference to Amendment No. 1 to the Trust's Registration statement on Form S-1 (Registration No. 333-15581) as filed with the Commission on November 20, 1996.

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         DAIMLER-BENZ VEHICLE TRUST 1996-A


                                     By: MERCEDES-BENZ CREDIT CORPORATION
                                         --------------------------------
                                         (Servicer)


                                     By: /s/ David A. Klanica
                                         -------------------------------
                                         Name:  David A. Klanica
                                         Title: Director of Accounting Services,
                                                Authorized Officer